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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 21, 2001, included in ADC Telecommunications, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2001, and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota
February 25, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS